UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20539

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2005

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

213 NW 4th Street
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

        On March 30, 2005, Nature Vision, Inc. issued a press release announcing results for the year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference. The information in this Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

    (a)        N/A.

    (b)        N/A.

    (c)        Exhibits.

     99.1     Press release dated March 30, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date: April 1, 2005	/s/ Jeffrey P. Zernov

Jeffrey P. Zernov President and Chief Executive Officer

Exhibit 99.1

March 30, 2005

Nature Vision 4th Quarter Earnings Release

Nature Vision, Inc. (Nasdaq: NVRN), 213 NW 4th Street, Brainerd, MN, reports earnings for the fourth quarter ended December 31, 2004. Effective August 31, 2004, Nature Vision, Inc. has completed a reverse merger with Photo Control Corporation. The Merger was recorded as a reverse acquisition by Nature Vision, Inc., and accounted for as required under the purchase method of accounting. The consolidated financial information presented include the Nature Vision operations for the entirety of the periods presented, whereas, the Photo Control operations have been included beginning as of August 31, 2004, the date of the consummation of the merger.

SUMMARY OF EARNINGS	THREE MONTHS ENDED		YEAR ENDED
	December 31		December 31
	2004	2003	2004	2003
Net Sales	$6,349,365	$3,685,556	$12,361,543	$8,999,240

Income (Loss) Before Income Tax	674,974	686,797	218,266	729,988

Net Income (Loss)	448,238	433,097	139,130	476,288

Net Income (Loss) per Common	$ .21	$ .48	$ .11	$ .53
Share-Basic
Net Income (Loss) per Common	$ .20	$ .42	$ .10	$ .48
Share-Diluted

As described above, the 4th quarter results include a full three months of the Photo Control operations. During the 4th quarter of 2004, Photo Control operations generated net sales of $2,472,632, a loss before Income Taxes of ($148,777). Included in the year end results for 2004 are net sales of $3,388,791, a loss before Income Taxes of ($145,537) for the four month period September 1, 2004 to December 31, 2004. Nature Vision sales are very cyclical, with the 4th Quarter of 2004 generating 39% of the annual net sales. Additional information on the results and operations of Nature Vision, Inc. for the year ended December 31, 2004 will be included in a Form 10-KSB that the Company intends to file by April 15, 2005.

Nature Vision, Inc. is an outdoor recreation company. Product lines include: Aqua-Vu Underwater Cameras, http://www.aquavu.com; Game-Vu Digital Trail Cameras, http://www.gamevu.com; and Well-Vu Well Inspection Systems, http://www.wellvu.com. Nature Vision, Inc. also owns a line of professional photography products, marketed under the names of Norman, Lindahl and Camerz, and operated under the name of Photo Control Corporation, http://www.photo-control.com; a line of video conferencing systems operated under the name of Vaddio, http://www.vaddio.com and a line of computer notebook accessories sold under the name of Bookendz. Our mission is to focus on recreational fishing and hunting products and technologies. We strive to bring true innovation and creativity to our industry and in doing so create new forms of quality outdoor experiences for our stakeholders. Our vision…

“Reinventing the outdoor experience.” ™

Statements included or incorporated by reference in this press release which are not historical in nature are identified as “forward looking statements” for the purposes of the safe harbor provided by Section 27A of the Securities Exchange Act of 1934, as amended. The Company cautions readers that forward looking statements, including without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, interest costs, and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. The risks and uncertainties include, but are not limited to, economic conditions, product demand and industry capacity, competitive products and pricing, manufacturing inefficiencies, new product development and market acceptance, the regulatory and trade environment, and other risks indicated in filings with the Securities and Exchange Commission.